AXA EQUITABLE LIFE INSURANCE COMPANY

ENDORSEMENT APPLICABLE TO ANNUITY BENEFIT FORMS

This Endorsement is part of the Certificate and is effective upon receipt.

The following table is added at the end of the Section “Payment of Annuity Benefits” in Part III – ANNUITY BENEFITS of the Certificate:

ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM

Fixed Annuity Benefit Payable monthly on the Life Annuity Form with a Guaranteed Year Period shown below provided by an application of $1,000

Annuitization Age	Males	Females	Guaranteed Year Period
71	7.40	6.61	10
72	7.58	6.79	10
73	7.75	6.98	10
74	7.92	7.17	10
75	8.10	7.37	10
76	8.27	7.57	10
77	8.43	7.78	10
78	8.60	7.99	10
79	8.75	8.20	10
80	8.90	8.40	10
81	9.04	8.60	10
82	9.17	8.79	10
83	9.29	8.97	10
84	9.39	9.13	10
85	9.49	9.27	10
86	11.94	11.37	7
87	13.21	12.50	6
88	13.53	12.91	6
89	15.22	14.42	5
90	15.64	14.95	5
91	16.06	15.46	5
92	16.46	15.96	5
93	19.23	18.49	4
94	19.84	19.24	4
95	20.42	19.95	4

The Guaranteed Payments will be calculated on the same actuarial basis as shown in the “Tables of Guaranteed Annuity Payments” in the Certificate.

2018EQV100TGAP-NQ-G71(95)

AXA EQUITABLE LIFE INSURANCE COMPANY

[	[

Mark Pearson,	Dave S. Hattem, Senior Executive Director,
Chairman of the Board and Chief Executive Officer]	Secretary and General Counsel ]

2018EQV100TGAP-NQ-G71(95)